UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2007
Nashua Corporation

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-05492	02-0170100

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

11 Trafalgar Square, 2nd Floor Nashua, New Hampshire	03063

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (603) 880-2323
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
          On April 19, 2007, Nashua Corporation, a Massachusetts corporation (“Nashua”) entered into a separation and general release agreement with Donna J. DiGiovine, Nashua’s former Vice President and President of the Coated Paper Division (the “Separation Agreement”). The separation and general release agreement terminated the change of control and severance agreement between Nashua and Ms. DiGiovine dated January 5, 2005.
          Under the terms of the Separation Agreement, Ms. DiGiovine’s employment with Nashua terminated effective March 16, 2007. Ms. DiGiovine is entitled to receive her base salary accrued through the last day of her employment, plus salary continuation and medical and dental benefits for an additional period of one year.
          Ms. DiGiovine is also entitled to receive continued payments from Nashua resulting from the liquidation of Nashua’s Toner Division pursuant to that certain Asset Purchase Agreement, dated as of January 10, 2006, by and between Nashua and Katun Corporation (the “Asset Purchase Agreement”) based on royalty payments received by Nashua from Katun Corporation pursuant to the Asset Purchase Agreement. Such payments will be equal to 3% of the amount of such royalty payments received by Nashua from Katun Corporation pursuant to the Asset Purchase Agreement, and shall be paid promptly following the receipt of the royalty payment from Nashua. The maximum aggregate amount of such continued payments to Ms. DiGiovine is $132,664. Such amount represents the difference between the maximum amount payable upon sale of the Toner Division pursuant to the change of control and severance agreement and the amount of the divisional sale bonus amount paid to Ms. DiGiovine in 2006 and 2007.
          Additionally, Nashua and Ms. DiGiovine agreed to a mutual release of all claims arising out of, or in connection with, Ms. DiGiovine’s employment.
Item 1.02 — Termination of a Material Definitive Agreement
          As discussed above in Item 1.01, on April 19, 2007 Nashua entered into a separation and general release agreement with Donna J. DiGiovine, that terminated the change of control and severance agreement between Nashua and Ms. DiGiovine dated January 5, 2005. The disclosure contained in “Item 1.01 — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.
          The terminated change of control and severance agreement with Ms. DiGiovine had provided that if there was a change of control of Nashua, for a period of one year after the change of control, Ms. DiGiovine would have been entitled to a severance payment equal to the sum of one and one-half times her annual salary and annual bonus if Nashua terminated her employment without cause or if she terminated her employment with Nashua for good reason. The terminated severance agreement also had provided that if Nashua terminated Ms. DiGiovine’s employment without cause prior to a change of control of Nashua or more than one year after a change of control, Ms. DiGiovine would have been entitled to receive salary continuation and medical and dental benefits for a period of one year.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION
Date: April 24, 2007	By:	/s/ John L. Patenaude
John L. Patenaude
Vice President-Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and General Release Agreement, dated April 19, 2007 between Nashua Corporation and Donna J. DiGiovine.